                                                                    EXHIBIT 10.7


                                                                       OHS DRAFT
                                                                         4/22/96

                  FINANCIAL ADVISORY AND CONSULTING AGREEMENT
                  -------------------------------------------

         This Agreement is made and entered into as of the ____ day of __________, 1996 [the effective date of the Registration Statement], by and between MEDICAL DEVICE TECHNOLOGIES, INC., a Utah corporation (the "Company"), and FIRST ALLIED SECURITIES, INC. (the "Consultant").

         In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.   Purpose.  The Company hereby retains the Consultant during the
              -------
term specified in Section 2 hereof to render consulting advice to the Company as
                  -------
an investment banker relating to financial and similar matters, upon the terms and conditions as set forth herein.

         2.   Term.  Subject to the provisions of Sections 8, 9 and 10 hereof,
              ----                                --------
this Agreement shall be effective for a period of sixty (60) months commencing __________, 1996 [the effective date of the Registration Statement].

         3.   Duties of Consultant.  During the term of this Agreement, the
              --------------------
Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefit of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. The Consultant's duties may include, but will not necessarily be limited to:

         A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large under a systematic planned approach.

         B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases.

         C. Arranging, on behalf of the Company and its representatives, at appropriate times, meetings with securities analysts of major regional investment banking firms.

         D. Assisting in the Company's financial public relations, including discussions between the Company and the financial community.

         E.   Rendering advice with regard to internal operations, including:

              (1) advice regarding the formation of corporate goals and their implementation;

              (2) advice regarding the financial structure of the Company and its future divisions or subsidiaries, if any, or any programs and projects of such entities;

              (3) advice concerning the securing, when necessary and if possible, of additional financing through banks, insurance companies and/or other institutions; and

              (4) advice regarding corporate organization and personnel.

         F. Rendering advice with respect to any acquisition program of the Company.

         G. Rendering advice regarding a future public or private offering of securities of the Company or of any future subsidiary.

         4.   Relationships with Others.  The Company acknowledges that the
              -------------------------
Consultant and its affiliates are in the business of providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant or its affiliates from rendering such services or advice to others.

         5.   Consultant's Liability.  In the absence of gross negligence or
              ----------------------
willful misconduct on the part of the Consultant or the Consultant's breach of this Agreement, the Consultant shall not be liable to the Company, or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice or services hereunder. Except in those cases where the gross negligence or misconduct of the Consultant or the breach by the Consultant of this Agreement is alleged and proven, the Company agrees to defend, indemnify and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including, but not limited to, attorneys' fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement.

         6.   Expenses.  The Company, upon receipt of appropriate supporting
              --------
documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement, including, but not limited to, hotel, food and associated expenses, all charges for travel and long-distance telephone calls and all other expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement. Expenses payable under this Section 6 shall not include
                                                ---------
allocable overhead expenses of the Consultant, including, but not limited to, attorneys' fees, secretarial charges and rent.

         7.  Compensation.  As compensation for the services to be rendered by
             ------------
the Consultant to the Company pursuant to Section 3 hereof during the term set
                                          -------
forth in Section 2 hereof, the Company shall pay the Consultant a financial
         -------
consulting fee of one thousand dollars ($1,000) per month, all of which (an aggregate of sixty thousand dollars ($60,000)) shall be paid by the Company on __________, 1996 [the closing date of the IPO].

         8.   Other Advice.  In addition to the duties set out in Section 3
              ------------                                        -------
hereof, the Consultant agrees to furnish advice to the Company in connection with the acquisition of and/or merger with other companies, joint ventures with any third parties, license and royalty agreements and any other financing (other than the private or public sale of the Company's securities for cash), including, but not limited to, the sale of the Company itself (or any significant percentage, subsidiaries or affiliates thereof).

         In the event that any such transactions are directly or indirectly originated by the Consultant for a period of five (5) years from the date hereof, the Company shall pay fees to the Consultant as follows:


   Legal Consideration                   Fee
   -------------------                   ---

$0        - $3,000,000     5% of legal consideration
                           (with a minimum fee of $25,000)

$3,000,001 - $4,000,000    4% of excess over $3,000,000

$4,000,001 - $5,000,000    3% of excess over $4,000,000
     over $5,000,000       2% of excess over $5,000,000

         For the purposes of this Agreement, "Legal Consideration" shall mean the total market value on the day of closing of stock ,cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any transaction, including without limitation any amounts paid by the Company or any person or entity to holders of warrants, stock purchase rights, straight or convertible securities of the Company, whether or not vested, and to holders of any other securities of any kind whatsoever of the Company, or pursuant to any employment agreement, consulting agreement, covenant not to compete, earn-out or contingent payment right or similar arrangement, agreement or understanding, whether oral or written.

         In the event the Consultant originates a line of credit with an institutional lender, the Company and the Consultant will mutually agree on a satisfactory fee and the terms of payment of such fee; provided, however, that in the event the Company is introduced to a corporate partner in connection with a merger, acquisition or financing and a credit line develops directly as a result of the introduction, the appropriate fee shall be the amount set forth in the schedule above. In the event the Consultant introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of five percent (5%) of total sales generated directly from this introduction during the first two years following the date of the first sale. Total sales shall mean cash receipts less any applicable refunds, returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customer's payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments due under this Agreement.

         9.   Sales or Distributions of Securities.  (a)  If the Consultant acts
              ------------------------------------
as an underwriter or placement agent in the sale or distribution of securities to the public or in a private transaction by the Company (an "Offering") or directly or indirectly introduces a third party to the Company, the Consultant shall receive, as compensation for services rendered, a cash payment equal to ten percent (10%) of the aggregate Consideration received by the Company and warrants to purchase an amount of securities of the Company equal to ten percent (10%) of the total amount sold by the Company in such Offering.

         (b) In the event the Consultant does not act as underwriter or placement agent in such Offering, then the Consultant shall be entitled to receive an aggregate cash payment equal to one and one half percent (1 1/2%) of the aggregate Consideration received by the Company and warrants to purchase an amount of securities of the Company equal to one and one half percent (1 1/2%) of the total amount of the securities sold by the Company in such offering.

         (c) Fees and expenses payable to the Consultant with regard to fairness opinions and valuations, will be determined by mutual agreement at such time as the nature and terms of such financing are affirmed.

         10.  Form of Payment.  All fees due to the Consultant pursuant to
              ---------------
Section 8 or Section 9 hereof are due and payable to the Consultant, in cash or
- -------      -------
by certified check, at the closing or closings of any transaction specified in such Section 8 or Section 9 or as otherwise shall mutually be agreed between the
     -------      -------
parties hereto; provided, however, that in the case of license and royalty
                --------  -------
agreements specified in Section 8 or Section 9 hereof, the fees due the
                        -------      -------
Consultant in respect of such license and royalty agreements shall be paid as and when license and/or royalty payments are received by the Company. In the event that this Agreement shall not be renewed for a period of at least twelve
(12) months at the end of the five (5) year period referred to in Section 8
                                                                  -------
hereof or if terminated for any reason prior to the end of such five (5) year period, then, notwithstanding any such non-renewal or termination, the Consultant shall be entitled to the full fee for any transaction contemplated under Section 8 hereof which closes within twelve (12) months after such non-
      -------
renewal or termination.

         11.  Limitation Upon the Use of Advice and Services.
              ----------------------------------------------

         (a) No person or entity, other than the Company or any of its subsidiaries, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to others, or encourage or facilitate the use or reliance upon such advice by others, without the prior consent of the Consultant.

         (b) It is clearly understood that the Consultant, for services rendered under this Agreement, makes no commitments whatsoever to make a market in the securities of the Company or to recommend or advise its clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by the Consultant will, when and if prepared, be done solely on the merits or judgment of analysts of the Consultant or senior corporate finance personnel of the Consultant.

         (c) The use of the Consultant's name in any annual report or other report of the Company, or any release or similar document prepared by or on behalf of the Company, must have the prior approval of the Consultant unless the Company is required by law to include the Consultant's name in such annual report, other report or release, in which event the Consultant will be furnished with a copy of such annual report, other report or release using the Consultant's name in advance of publication by or on behalf of the Company.

         (d) Should any purchases of securities be requested to be effected through the Consultant by the Company, its officers, directors, employees or other affiliates, or by any person on behalf of any profit sharing, pension or similar plan of the Company, for the account of the Company or the individuals or entities involved, such orders shall be taken by a registered account executive of the Consultant, shall not be subject to the terms of this Agreement, and the normal brokerage commission as charged by the Consultant will apply in conformity with all rules and regulations of the New York Stock Exchange, the National Association of Securities Dealers, Inc. or other regulatory bodies. Where no regulatory body sets the fee, the normal established fee as used by the Consultant shall apply.

         (e) The Consultant shall not disclose confidential information which it learns about the Company as a result of its engagement hereunder, except for such disclosure as may be required for Consultant to perform its duties hereunder.

         12.  Indemnification.  Since the Consultant will be acting on behalf of
              ---------------
the Company in connection with its engagement hereunder, the Company and Consultant have entered into a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the date hereof, providing
                               ---------
for the indemnification of Consultant by the Company. The Consultant has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

         13.  Severability.  Every provision of this Agreement is intended to be
              ------------
severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

         14.  Miscellaneous.
              -------------

         (a) Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 9171 Towne Centre Drive, Suite 355, San Diego, California 92122, Attention: M. Lee Hulsebus, President and Chief Executive Officer, with a copy to Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York, 10022, Attention: Clifford A. Brandeis, Esq. or, if to the Consultant, addressed to it at 200 Park Avenue, 24th Floor, New York, New York 10166, Attention: Scott A. Weisman, Esq., with a copy to Orrick, Herrington & Sutcliffe, 666 Fifth Avenue, New York, New York 10103, Attention:
Lawrence B. Fisher, Esq., or to such address as may hereafter be designated in writing by any of such entities to the others. Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) If, during the term hereof, the Consultant shall cease to do business, the provisions hereof relating to the duties of the Consultant and the compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultant and, after any such merger or acquisition, shall be binding upon the Company and the corporation surviving such merger or acquisition.

         (c) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

         (d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

         (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principals.

         (f) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                            MEDICAL DEVICE TECHNOLOGIES, INC.



                            By:
                               _________________________________________________
                               M. Lee Hulsebus
                               President and Chief Executive Officer


                            FIRST ALLIED SECURITIES, INC.



                            By:
                               _________________________________________________
                               Name:
                               Title:

                                   EXHIBIT A



                               ___________, 1996



FIRST ALLIED SECURITIES, INC.
200 Park Avenue
New York, New York  10166


Gentlemen:

          In connection with our engagement of FIRST ALLIED SECURITIES, INC. (the "Consultant") as our financial advisor and investment banker, we hereby agree to indemnify and hold the Consultant and its affiliates, and the directors, officers, partners, shareholders, agents and employees of the Consultant (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not limited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of the Consultant pursuant to the Financial Advisory and Consulting Agreement, of even date herewith, between the Consultant and us (the "Consulting Agreement"), or (B) otherwise related to or arise out of the Consultant's activities on our behalf pursuant to the Consultant's engagement under the Consulting Agreement, and we shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with the Consultant's engagement under the Consulting Agreement except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

          We further agree that we will not, without the prior written consent of the Consultant, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

          Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution, but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by us of substantial rights and defenses, and such failure to so notify us will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person concludes that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by us therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

          We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not the Consultant is the Indemnified Person) we and the Consultant shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and the Consultant, on the other, in connection with the Consultant's engagement by us under the Consulting Agreement, subject to the limitation that in no event shall the amount of the Consultant's contribution to such Claim exceed the amount of fees actually received by the Consultant from us pursuant to the Consultant's engagement under the Consulting Agreement. We hereby agree that the relative benefits to us, on the one hand, and the Consultant, on the other, with respect to the Consultant's engagement under the Consulting Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our shareholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Consultant is engaged to render services bears to (b) the fee paid or proposed to be paid to the Consultant in connection with such engagement.

          Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

          Should the Consultant, or any of its directors, officers, partners, shareholders, agents or employees, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the Consultant's engagement under the Consulting Agreement, we agree to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith and one thousand dollars ($1,000) per day for any sworn testimony or preparation therefor, payable in advance.

          We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

          It is understood that, in connection with the Consultant's engagement under the Consulting Agreement, the Consultant may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement and any such additional engagement and shall remain in full force and effect following the completion or termination of the Consultant's engagement(s).

                         Very truly yours,

                         MEDICAL DEVICE TECHNOLOGIES, INC.



                         By:_____________________________
                            Name:
                            Title:


CONFIRMED AND AGREED TO:

FIRST ALLIED SECURITIES, INC.



By:_____________________________
  Name:
  Title: